UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2008

Date of Report (Date of earliest event reported)

HARTE-HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Concord Plaza Drive

San Antonio, Texas 78216

(210) 829-9000

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 18, 2008, Harte-Hanks, Inc. (“Harte-Hanks”) entered into a revolving loan facility (the “Revolving Loan Facility”) with Wells Fargo Bank, National Association, as Administrative Agent (the “Agent”), that provides for a commitment to loan Harte-Hanks up to $50 million, subject to the terms and conditions in the Revolving Loan Facility. The Revolving Loan Facility matures on July 18, 2008. Harte-Hanks intends to utilize the availability under the Revolving Loan Facility primarily to repurchase shares of Harte-Hanks stock and for general corporate purposes. The Revolving Loan Facility will not replace, and is in addition to, the five-year $125 million revolving credit facility which Harte-Hanks entered into on August 12, 2005 with JPMorgan Chase Bank, N.A., as administrative agent, and the $200 million term loan facility which Harte-Hanks entered into on September 6, 2006 with Wells Fargo Bank, National Association, as administrative agent.

Subject to market conditions, Harte-Hanks anticipates entering into an approximately $100 million, longer-term credit facility prior to the maturity date of the Revolving Loan Facility. If Harte-Hanks enters into such new credit facility, a portion of the proceeds are expected to be used for the re-payment in full of any amounts then owed under the Revolving Loan Facility.

For each borrowing under the Revolving Loan Facility, Harte-Hanks can generally choose to have the interest rate for that borrowing calculated based on either:

•

the LIBO rate for the applicable interest period, multiplied by the statutory reserve rate for such interest period, plus a spread which is determined based on Harte-Hanks’ total debt-to-EBITDA ratio then in effect, which spread ranges from .4% to .75% per annum; or

•	the higher of the Agent’s prime rate in effect on such date or the Federal Funds rate in effect on such date plus .50% per annum.

There is a facility fee that Harte-Hanks is also required to pay under the Revolving Loan Facility that is based on a facility fee rate. Prior to termination of the commitment under the Revolving Loan Facility, the facility rate is applied to the total commitment amount under the Revolving Loan Facility, regardless of how much of that commitment Harte-Hanks has actually drawn upon. Commencing upon termination of the commitment under the Revolving Loan Facility, the facility rate is applied to the outstanding principal balance owed under the Revolving Loan Facility. The facility fee rate ranges from .1% to .25% per annum, depending on Harte-Hanks’ total debt-to-EBITDA ratio then in effect. Harte-Hanks may elect to prepay the Revolving Loan Facility at any time, subject to certain breakage costs. Once an amount has been prepaid, it may be reborrowed.

Under the Revolving Loan Facility, Harte-Hanks is required to maintain an interest coverage ratio of not less than 2.75 to 1 and a total debt-to-EBITDA ratio of not more than 3.0 to 1. The Revolving Loan Facility also contains covenants restricting Harte-Hanks’ and its subsidiaries’ ability to:

•	grant liens;

•	enter into certain merger or liquidation transactions;

•	enter into certain sale and leaseback transactions;

•	enter into certain transactions with affiliates; and

•	allow the total amount of indebtedness of Harte-Hanks’ subsidiaries to exceed $20.0 million.

The Revolving Loan Facility also includes customary covenants regarding reporting obligations, delivery of notices regarding certain events, maintaining Harte-Hanks’ corporate existence, payment of obligations, maintenance of Harte-Hanks’ properties and insurance thereon at customary levels with financially sound and reputable insurance companies, maintaining books and records and compliance with applicable laws.

The Revolving Loan Facility provides for customary events of default including nonpayment of principal or interest, breach of representations and warranties, violations of covenants, failure to pay certain other indebtedness, bankruptcy and material judgments and liabilities, certain violations of environmental laws or ERISA or the occurrence of a change of control or event of default under existing credit agreements. Upon the occurrence of any such event of default, the Agent may terminate the commitment and declare the loans made under the Revolving Loan Facility immediately due and payable.

The above description of the material terms of the Revolving Loan Facility is not a complete statement of the parties’ rights and obligations with respect to such transactions. The above statements are qualified in their entirety by reference to the Revolving Loan Agreement executed in connection with the Revolving Loan Facility, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in this Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking. Examples include statements regarding our use of proceeds from the Revolving Loan Facility, our potential entry into a subsequent $100 million credit facility and the use of proceeds from any such facility, our stock repurchase program and other statements regarding future events, conditions or outcomes. We cannot assure you whether, or when, we will enter into a future credit facility or repurchase additional shares under our stock repurchase program. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to differ materially from what is expressed in or indicated by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, without limitation, satisfaction of the terms and conditions under the Revolving Loan Facility in connection with borrowings thereunder, economic and business conditions, customary risks associated with negotiating and entering into a credit agreement, financial and market conditions, availability and competing uses of proceeds for any stock repurchases, limitations on our stock repurchases imposed by applicable regulations, and other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, and any updates thereto in our Forms 10-Q. The forward-looking statements in this Form 8-K are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above for a description of a Revolving Loan Agreement between Harte-Hanks and the other parties thereto.

Item 9.01 Final Statements and Exhibits

(d) Exhibits

10.1	Revolving Loan Agreement dated as of January 18, 2008 between Harte-Hanks, Inc., the Lenders Party Thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Sole Lead Arranger and Sole Book Runner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte-Hanks, Inc.

Dated: January 22, 2008

By:	/s/ Bryan J. Pechersky
Senior Vice President, General Counsel
and Secretary

Exhibit No.	Description
10.1	Revolving Loan Agreement dated as of January 18, 2008 between Harte-Hanks, Inc., the Lenders Party Thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Sole Lead Arranger and Sole Book Runner.